Exhibit 99

MASCO CORPORATION REPORTS THIRD QUARTER 2023 RESULTS

Highlights
•Operating profit was $383 million; adjusted operating profit was $348 million
•Operating profit margin was 19.4 percent; adjusted operating profit margin expanded 170 basis points to 17.6 percent
•Earnings per share was $1.10 per share; adjusted earnings per share grew 1 percent to $1.00 per share
•Returned $109 million to shareholders through share repurchases and dividends, and closed the acquisition of Sauna360 Group Oy for €124 million
•Raising expected 2023 earnings per share to be in the range of $3.76 – $3.86 per share, and on an adjusted basis, $3.65 – $3.75 per share

LIVONIA, Mich. (October 26, 2023) - Masco Corporation (NYSE: MAS), one of the world’s leading manufacturers of branded home improvement and building products, reported its third quarter results.

2023 Third Quarter Results
•On a reported basis, compared to third quarter 2022:
•Net sales decreased 10 percent to $1,979 million; in local currency and excluding acquisitions, net sales decreased 11 percent
•In local currency, North American sales decreased 11 percent and international sales decreased 11 percent
•Gross margin increased 610 basis points to 37.6 percent from 31.5 percent
•Operating profit increased 9 percent to $383 million from $351 million
•Operating margin increased 350 basis points to 19.4 percent from 15.9 percent
•Net income increased to $1.10 per share, compared to $0.97 per share
•Compared to third quarter 2022, results for key financial measures, as adjusted for certain items (see Exhibit A) and with a normalized tax rate of 24 percent, were as follows:
•Gross margin increased 430 basis points to 35.8 percent from 31.5 percent
•Operating profit decreased 1 percent to $348 million from $351 million
•Operating margin increased 170 basis points to 17.6 percent from 15.9 percent
•Net income increased 1 percent to $1.00 per share, compared to $0.99 per share
•Liquidity at the end of the third quarter was $1,560 million (including availability under revolving credit facility)
•Plumbing Products’ net sales decreased 10 percent; in local currency and excluding acquisitions, net sales decreased 11 percent
•Decorative Architectural Products’ net sales decreased 10 percent; in local currency, net sales decreased 11 percent

“Our continued ability to successfully execute in a challenging demand environment, along with our continued focus on driving productivity improvements led to strong margin performance and earnings per share growth in the third quarter,” said Masco President and CEO, Keith Allman. “Consistent with our focus on disciplined capital allocation, we returned $109 million to shareholders through dividends and share repurchases, and completed our bolt-on acquisition of Sauna360 Group Oy for approximately €124 million.”

“With our strong operational performance, we now anticipate our 2023 adjusted earnings per share to be in the range of $3.65 to $3.75 per share, increased from our previous expectation of $3.50 to $3.65 per share. While the near-term demand environment for repair and remodel products remains uncertain, we are executing well and demonstrating the earnings power of our business model. We remain committed to investing in our brands and capabilities to drive strong growth when market conditions improve, and are well-positioned to create long-term shareholder value,” concluded Allman.

Dividend Declaration
Masco’s Board of Directors declared a quarterly dividend of $0.285 per share, payable on November 27, 2023 to shareholders of record on November 10, 2023.
About Masco
Headquartered in Livonia, Michigan, Masco Corporation is a global leader in the design, manufacture and distribution of branded home improvement and building products. Our portfolio of industry-leading brands includes Behr® paint; Delta® and hansgrohe® faucets, bath and shower fixtures; Kichler® decorative and outdoor lighting; and HotSpring® spas. We leverage our powerful brands across product categories, sales channels and geographies to create value for our customers and shareholders. For more information about Masco Corporation, visit www.masco.com.
The 2023 third quarter supplemental material, including a presentation in PDF format, is available on the Company’s website at www.masco.com.
Conference Call Details
A conference call regarding items contained in this release is scheduled for Thursday, October 26, 2023 at 8:00 a.m. ET. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing 888-259-6580 and from outside the U.S. at 416-764-8624. Please use the conference identification number 40185476.
The conference call will be webcast simultaneously and in its entirety through the Company’s website. Shareholders, media representatives and others interested in Masco may participate in the webcast by registering through the Investor Relations section on the Company’s website.
A replay of the call will be available on Masco’s website or by phone by dialing 877-674-7070 and from outside the U.S. at 416-764-8692. Please use the playback passcode 185476#. The telephone replay will be available approximately two hours after the end of the call and continue through November 26, 2023.
Safe Harbor Statement
This press release contains statements that reflect our views about our future performance and constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “outlook,” “believe,” “anticipate,” “appear,” “may,” “will,” “should,” “intend,” “plan,” “estimate,” “expect,” “assume,” “seek,” “forecast,” and similar references to future periods. Our views about future performance involve risks and uncertainties that are difficult to predict and, accordingly, our actual results may differ materially from the results discussed in our forward-looking statements. We caution you against relying on any of these forward-looking statements.
Our future performance may be affected by the levels of residential repair and remodel activity, and to a lesser extent, new home construction, our ability to maintain our strong brands and to develop innovative products, our ability to maintain our public reputation, our ability to maintain our competitive position in our industries, our reliance on key customers, the cost and availability of materials, our dependence on suppliers and service providers, extreme weather events and changes in climate, risks associated with our international operations and global strategies, our ability to achieve the anticipated benefits of our strategic initiatives, our ability to successfully execute our acquisition strategy and integrate businesses that we have acquired and may in the future acquire, our ability to attract, develop and retain a talented and diverse workforce, risks associated with cybersecurity vulnerabilities, threats and attacks, risks associated with our reliance on information systems and technology and the impact of the ongoing COVID-19 pandemic on our business and operations. These and other factors are discussed in detail in Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, as well as in our Quarterly Reports on Form 10-Q and in other filings we make with the Securities and Exchange Commission. Any forward-looking statement made by us speaks only as of the date on which it was made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Unless required by law, we undertake no obligation to update publicly any forward-looking statements as a result of new information, future events or otherwise.
Investor Contact
David Chaika
Vice President, Treasurer and Investor Relations
313.792.5500
david_chaika@mascohq.com
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MASCO CORPORATION
Condensed Consolidated Statements of Operations - Unaudited
For the Three and Nine Months Ended September 30, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net sales	$1,979	$2,204	$6,085	$6,757
Cost of sales	1,235	1,509	3,903	4,589
Gross profit	744	695	2,182	2,168

Selling, general and administrative expenses	361	344	1,081	1,056
Operating profit	383	351	1,101	1,112

Other income (expense), net:
Interest expense	(26)	(29)	(82)	(82)
Other, net	(11)	(12)	(14)	4
	(37)	(41)	(96)	(78)
Income before income taxes	346	310	1,005	1,034

Income tax expense	86	77	246	255
Net income	260	233	759	779

Less: Net income attributable to noncontrolling interest	11	15	42	50
Net income attributable to Masco Corporation	$249	$218	$717	$729

Income per common share attributable to Masco Corporation (diluted):
Net income	$1.10	$0.97	$3.17	$3.13

Average diluted common shares outstanding	226	227	226	233

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2023 and 2022
(dollars in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Gross Profit, Selling, General and Administrative Expenses, and Operating Profit Reconciliations

Net sales	$1,979	$2,204	$6,085	$6,757

Gross profit, as reported	$744	$695	$2,182	$2,168
Rationalization charges	5	—	2	9
Insurance settlement (1)	(40)	—	(40)	—
Gross profit, as adjusted	$709	$695	$2,144	$2,177

Gross margin, as reported	37.6%	31.5%	35.9%	32.1%
Gross margin, as adjusted	35.8%	31.5%	35.2%	32.2%

Selling, general and administrative expenses, as reported	$361	$344	$1,081	$1,056
Rationalization charges	—	—	1	—
Selling, general and administrative expenses, as adjusted	$361	$344	$1,080	$1,056

Selling, general and administrative expenses as percent of net sales, as reported	18.2%	15.6%	17.8%	15.6%
Selling, general and administrative expenses as percent of net sales, as adjusted	18.2%	15.6%	17.7%	15.6%

Operating profit, as reported	$383	$351	$1,101	$1,112
Rationalization charges	5	—	3	9
Insurance settlement (1)	(40)	—	(40)	—
Operating profit, as adjusted	$348	$351	$1,064	$1,121

Operating margin, as reported	19.4%	15.9%	18.1%	16.5%
Operating margin, as adjusted	17.6%	15.9%	17.5%	16.6%

(1) Represents income for the three and nine months ended September 30, 2023 from the receipt of an insurance settlement payment.

Historical information is available on our website.

MASCO CORPORATION
Exhibit A: Reconciliations - Unaudited
For the Three and Nine Months Ended September 30, 2023 and 2022
(in millions, except per common share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Income Per Common Share Reconciliations

Income before income taxes, as reported	$346	$310	$1,005	$1,034
Rationalization charges	5	—	3	9
Fair value adjustment to contingent earnout obligation (1)	—	—	—	(24)
(Gain) on sale of business (2)	—	—	—	(2)
Realized (gains) from private equity funds	—	—	(1)	—
Loss from equity investments, net	1	6	1	6
Insurance settlement (3)	(40)	—	(40)	—
Income before income taxes, as adjusted	312	316	968	1,023
Tax at 24% rate	(75)	(76)	(232)	(246)
Less: Net income attributable to noncontrolling interest	11	15	42	50
Net income, as adjusted	$226	$225	$694	$727

Net income per common share, as adjusted	$1.00	$0.99	$3.07	$3.12

Average diluted common shares outstanding	226	227	226	233
(1) Represents income for the nine months ended September 30, 2022 from the revaluation of contingent consideration related to a prior acquisition.
(2) Represents a pre-tax post-closing gain related to the finalization of working capital items related to the divestiture of Hüppe GmbH for the nine months ended September 30, 2022.
(3) Represents income for the three and nine months ended September 30, 2023 from the receipt of an insurance settlement payment.

Outlook for the Year Ended December 31, 2023

	Year Ended December 31, 2023
	Low End	High End
Income Per Common Share Reconciliation

Net income per common share	$3.76	$3.86
Rationalization charges	0.02	0.02
Insurance settlement (1)	(0.13)	(0.13)
Net income per common share, as adjusted	$3.65	$3.75

(1) Represents income from the receipt of an insurance settlement payment.

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Balance Sheets and Other Financial Data - Unaudited
September 30, 2023 and December 31, 2022
(dollars in millions)

	September 30, 2023	December 31, 2022
Balance Sheet
Assets
Current assets:
Cash and cash investments	$560	$452
Receivables	1,245	1,149
Inventories	1,046	1,236
Prepaid expenses and other	113	109
Total current assets	2,964	2,946

Property and equipment, net	1,077	975
Goodwill	593	537
Other intangible assets, net	395	350
Operating lease right-of-use assets	270	266
Other assets	72	113
Total assets	$5,371	$5,187

Liabilities
Current liabilities:
Accounts payable	$844	$877
Notes payable	66	205
Accrued liabilities	752	807
Total current liabilities	1,662	1,889

Long-term debt	2,946	2,946
Noncurrent operating lease liabilities	260	255
Other liabilities	336	339
Total liabilities	5,204	5,429

Redeemable noncontrolling interest	19	20

Equity	148	(262)
Total liabilities and equity	$5,371	$5,187

	As of September 30,
	2023	2022
Other Financial Data
Working capital days
Receivable days	54	51
Inventory days	77	87
Payable days	71	66
Working capital	$1,447	$1,621
Working capital as a % of sales (LTM)	18.1%	18.5%

Historical information is available on our website.

MASCO CORPORATION
Condensed Consolidated Statements of Cash Flows and Other Financial Data - Unaudited
For the Nine Months Ended September 30, 2023 and 2022

(dollars in millions)

	Nine Months Ended September 30,
	2023	2022
Cash Flows From (For) Operating Activities:
Cash provided by operating activities	$954	$954
Working capital changes	(26)	(434)
Net cash from operating activities	928	520

Cash Flows From (For) Financing Activities:
Purchase of Company common stock	(126)	(914)
Cash dividends paid	(193)	(195)
Dividends paid to noncontrolling interest	(49)	(68)
Proceeds from short-term borrowings	77	—
Payment of short-term borrowings	(11)	—
Proceeds from term loan	—	500
Payment of term loan	(200)	(100)
Proceeds from the exercise of stock options	37	1
Employee withholding taxes paid on stock-based compensation	(29)	(17)
Decrease in debt, net	(4)	(9)
Net cash for financing activities	(498)	(802)

Cash Flows From (For) Investing Activities:
Capital expenditures	(181)	(137)
Acquisition of business, net of cash acquired	(136)	—
Other, net	(4)	(7)
Net cash for investing activities	(321)	(144)

Effect of exchange rate changes on cash and cash investments	(1)	(36)

Cash and Cash Investments:
Increase (decrease) for the period	108	(462)
At January 1	452	926
At September 30	$560	$464

	As of September 30,
	2023	2022
Liquidity
Cash and cash investments	$560	$464
Revolver availability	1,000	1,000
Total Liquidity	$1,560	$1,464

Historical information is available on our website.

MASCO CORPORATION
Segment Data - Unaudited
For the Three and Nine Months Ended September 30, 2023 and 2022
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Plumbing Products
Net sales	$1,191	$1,324	(10)%	$3,638	$4,056	(10)%

Operating profit, as reported	$223	$220		$673	$686
Operating margin, as reported	18.7%	16.6%		18.5%	16.9%

Rationalization charges (income)	2	—		(1)	—
Operating profit, as adjusted	225	220		672	686
Operating margin, as adjusted	18.9%	16.6%		18.5%	16.9%

Depreciation and amortization	26	24		76	73
EBITDA, as adjusted	$251	$244		$748	$759

Decorative Architectural Products
Net sales	$788	$880	(10)%	$2,447	$2,701	(9)%

Operating profit, as reported	$181	$151		$493	$498
Operating margin, as reported	23.0%	17.2%		20.1%	18.4%

Rationalization charges	3	—		4	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Insurance settlement	(40)	—		(40)	—
Operating profit, as adjusted	144	151		457	507
Operating margin, as adjusted	18.3%	17.2%		18.7%	18.8%

Depreciation and amortization	9	8		26	25
EBITDA, as adjusted	$153	$159		$483	$532

Total
Net sales	$1,979	$2,204	(10)%	$6,085	$6,757	(10)%

Operating profit, as reported - segment	$404	$371		$1,166	$1,184
General corporate expense, net	(21)	(20)		(65)	(72)
Operating profit, as reported	383	351		1,101	1,112
Operating margin, as reported	19.4%	15.9%		18.1%	16.5%

Rationalization charges - segment	5	—		3	8
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Insurance settlement	(40)	—		(40)	—
Operating profit, as adjusted	348	351		1,064	1,121
Operating margin, as adjusted	17.6%	15.9%		17.5%	16.6%

Depreciation and amortization - segment	35	32		102	98
Depreciation and amortization - other	2	2		5	6
EBITDA, as adjusted	$385	$385		$1,171	$1,225

Historical information is available on our website.

MASCO CORPORATION
North American and International Data - Unaudited
For the Three and Nine Months Ended September 30, 2023 and 2022
(dollars in millions)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
North American
Net sales	$1,602	$1,792	(11)%	$4,875	$5,431	(10)%

Operating profit, as reported	$348	$305		$972	$961
Operating margin, as reported	21.7%	17.0%		19.9%	17.7%

Rationalization charges	5	—		3	8
Accelerated depreciation related to rationalization activity	—	—		—	1
Insurance settlement	(40)	—		(40)	—
Operating profit, as adjusted	313	305		935	970
Operating margin, as adjusted	19.5%	17.0%		19.2%	17.9%

Depreciation and amortization	22	21		65	64
EBITDA, as adjusted	$335	$326		$1,000	$1,034

International
Net sales	$377	$412	(8)%	$1,210	$1,326	(9)%

Operating profit, as reported	$56	$66		$194	$223
Operating margin, as reported	14.9%	16.0%		16.0%	16.8%

Depreciation and amortization	13	11		37	34
EBITDA	$69	$77		$231	$257

Total
Net sales	$1,979	$2,204	(10)%	$6,085	$6,757	(10)%

Operating profit, as reported - segment	$404	$371		$1,166	$1,184
General corporate expense, net	(21)	(20)		(65)	(72)
Operating profit, as reported	383	351		1,101	1,112
Operating margin, as reported	19.4%	15.9%		18.1%	16.5%

Rationalization charges - segment	5	—		3	8
Accelerated depreciation related to rationalization activity - segment	—	—		—	1
Insurance settlement	(40)	—		(40)	—
Operating profit, as adjusted	348	351		1,064	1,121
Operating margin, as adjusted	17.6%	15.9%		17.5%	16.6%

Depreciation and amortization - segment	35	32		102	98
Depreciation and amortization - other	2	2		5	6
EBITDA, as adjusted	$385	$385		$1,171	$1,225

Historical information is available on our website.